As filed with the Securities and Exchange Commission on February 26, 1998
                           Registration No. 333-41091
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




    Incorporated           AMERICAN ANNUITY GROUP, INC.        I.R.S. Employer
  Under the Laws               250 East Fifth Street          Identification No.
    of Delaware               Cincinnati, Ohio  45202             06-1356481
                                  (513) 333-5300




                  AMERICAN ANNUITY GROUP, INC. 1997 BONUS PLAN




                             Mark F. Muething, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                          American Annuity Group, Inc.
                             Cincinnati, Ohio 45202
                                 (513) 333-5300
--------------------------------------------------------------------------------
                         (Agent for Service of Process)



THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT IS BEING FILED SOLELY TO DEREGISTER 56,558 SHARES OF COMMON STOCK WHICH WERE REGISTERED IN CONNECTION WITH THE AMERICAN ANNUITY GROUP, INC. 1997 BONUS PLAN





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                                      - 2 -



        American Annuity Group, Inc., (the "Company") is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement solely for the purpose of deregistering 56,558 shares of Common Stock, $1 par value, issuable pursuant to the American Annuity Group 1997 Bonus Plan (the "Plan").

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 26th day of February, 1998.

                                         AMERICAN ANNUITY GROUP, INC.


                                         By:  /s/Mark F. Muething
                                            -----------------------------
                                                Mark F. Muething
                                                Senior Vice President, General
                                                Counsel and Secretary


               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                      Capacity                  Date


*
---------------------------     Chairman of the Board        February __, 1998
Carl H. Lindner                 of Directors (Principal
                                Executive Officer)


*                               Director                     February __, 1998
---------------------------
S. Craig Lindner


*                               Director                     February __, 1998
---------------------------
Robert A. Adams


*                               Director                     February __, 1998
---------------------------
A. Leon Fergenson

*                               Director                     February __, 1998
---------------------------
Ronald G. Joseph


*                               Director                     February __, 1998
---------------------------
John T. Lawrence III


*                               Director                     February __, 1998
---------------------------
William R. Martin


*
---------------------------     Senior Vice President,       February __, 1998
William J. Maney                Treasurer and Chief
                                Financial Officer
                                (Principal Financial
                                Officer and Principal
                                Accounting Officer)


*By:/s/Mark F. Muething         Attorney-in-Fact             February 26, 1998
    -----------------------
      Mark F. Muething